Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors San Joaquin Bancorp

We consent to the incorporation by reference in Registration Statement No. 333-136627 on Form S-8 of San Joaquin Bancorp of our report dated March 14, 2007, with respect to the consolidated balance sheets of San Joaquin Bancorp as of December 31, 2006 and 2005, and the related consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2006, and in our same report, with respect to San Joaquin Bancorp management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report is included in this annual report on Form 10-K of San Joaquin Bancorp for the year ended December 31, 2006.

BROWN ARMSTRONG PAULDEN McCOWN STARBUCK THORNBURGH & KEETER ACCOUNTANCY CORPORATION

Bakersfield, California March 14, 2007